AETNA INVESTMENT ADVISERS FUND, INC.

                              ARTICLES OF AMENDMENT

     AETNA INVESTMENT ADVISERS FUND, INC., a Maryland corporation registered as an open-end investment company under the Investment Company Act of 1940 and having its principal office in the State of Maryland in Baltimore City, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     The Board of Directors of the Corporation, by action taken on December 10, 1997, and pursuant to Section 2-602 of the Maryland General Corporation Law ("MGCL"), approved the following change of the name of the Corporation:

   Aetna Investment Advisers Fund, Inc. is changed to Aetna Balanced VP, Inc.

     This amendment has been approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly permitted by
Section 2-605 of the MGCL to be made without action by the stockholders of the Corporation.

     Furthermore, this amendment shall become effective on Friday, May 1, 1998 at 7:59 a.m., which date does not exceed thirty (30) days after these Articles of Amendment have been accepted for record, in accordance with and pursuant to
Section 2-610.1 of the MGCL.

     IN WITNESS WHEREOF, Aetna Investment Advisers Fund, Inc. has caused these Articles of Amendment to be signed in its name on its behalf by its authorized officers who acknowledge that these Articles of Amendment are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles of Amendments are true in all material respects and that this statements is made under the penalties of perjury.

Date: April 6, 1998

                                            AETNA INVESTMENT ADVISERS FUND, INC.
(CORPORATE SEAL)

                                            By: /s/ J. Scott Fox
                                                --------------------
                                                J. Scott Fox
                                                President

Attest:

/s/ Amy R. Doberman
--------------------
Amy R. Doberman
Secretary